As filed with the U.S. Securities and Exchange Commission on May 4, 2022

Registration No. 333-261227

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENESTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-2079805
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

(928) 779-4143

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Kenneth Siegel
Chief Executive Officer
SenesTech, Inc.
23460 N 19th Ave., Suite 110
Phoenix, AZ 85027
(928) 779-4143
(Name, address, including zip code and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1, or this Amendment, to the Registration Statement on Form S-3 of SenesTech, Inc. (File No. 333-261227), initially filed on November 19, 2021, or the Registration Statement, is being filed as an exhibit-only filing to file an updated consent of M&K CPAS, PLLC, filed herewith as Exhibit 23.1, or the Consent. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a) Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))

3.2	Amended and Restated Bylaws, as amended by Amendment No. 1 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021 (File no. 001-37941))

4.1	Form of the Registrant’s common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on October 7, 2016 (File no. 333-213736))

4.2***	Form of Indenture

4.3*	Form of Note

4.4*	Form of Warrant

4.5*	Form of Unit Certificate

5.1***	Legal Opinion Perkins Coie LLP

23.1	Consent of M&K CPAS, PLLC, independent registered public accounting firm

23.2***	Consent of Perkins Coie LLP (contained in Exhibit 5.1)

24.1***	Power of Attorney (included on signature page)

25.1**	Form T-1 Statement of Eligibility of Trustee for Debt Securities Indenture under the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act of 1939.

***	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 4th day of May, 2022.

SENESTECH, INC.

By:	/s/ Kenneth Siegel
Kenneth Siegel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Siegel and Thomas C. Chesterman, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kenneth Siegel	Chief Executive Officer	May 4, 2022
Kenneth Siegel	(Principal Executive Officer)

/s/ Thomas C. Chesterman	Executive Vice President, Chief Financial Officer, Treasurer and	May 4, 2022
Thomas C. Chesterman	Assistant Secretary (Principal Financial and Accounting Officer)

*	Chair of the Board	May 4, 2022
Jamie Bechtel

*	Director	May 4, 2022
Delphine François Chiavaarini

*	Director	May 4, 2022
Marc Dumont

*	Director	May 4, 2022
Phil Grandinetti

*	Director	May 4, 2022
K.C. Kavanagh

*	Director	May 4, 2022
Jake Leach

*	Director	May 4, 2022
Matthew K. Szot

*By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Attorney-in-fact

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